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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  DECEMBER 11, 1996


                             LXR BIOTECHNOLOGY INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                1-12968                                  68-0282856
             (Commission                               (IRS Employer
             File Number)                           Identification No.)


                    1401 MARINA WAY SOUTH, RICHMOND, CA 94804
               (Address of principal executive offices) (Zip code)


                                 (510) 412-9100
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


      This report on Form 8-K consists of 3 sequentially numbered pages.


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ITEM 5:  OTHER EVENTS.

            On December 11-12, 1996, LXR Biotechnology Inc., a Delaware corporation ("LXR"), raised approximately $7.6 million in gross proceeds in a private placement of common stock at $2.00 per share, exclusive of placement agent warrants and shares. LXR anticipates raising in the near future at least $4.3 million, and up to a maximum of $7.4 million, in additional gross proceeds. The net proceeds from the offering are expected to be used for research and development and general working capital.

            The securities offered in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

            LXR has entered into registration rights agreements in connection with the private placement.

            On December 13, 1996, LXR issued a press release setting forth the text of the first two paragraphs above.



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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          LXR BIOTECHNOLOGY INC.


Date:  December 16, 1996               By:  /s/ L. David Tomei
                                           ------------------------
                                          L. David Tomei, Ph.D.
                                          Chief Executive Officer


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